                                  EXHIBIT 11

                             INTERCELL CORPORATION

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                             Year Ended                Eleven-Month Period
                                                            September 30,              Ended September 30,
                                                     ----------------------------      -------------------
                                                         1997            1996                  1995
                                                     ------------     -----------      -------------------
Statement of operations data:
  Net loss                                           $(16,481,000)    $(5,283,000)     $        (1,321,000)
  Deemed preferred stock dividend relating
   to in-the-money conversion terms                     1,072,000       1,625,000                       --
  Accretion on preferred stock                            460,000              --                       --
                                                     ------------     -----------      -------------------
Net loss applicable to common stockholders            (18,013,000)     (6,908,000)              (1,321,000)
Weighted-average number of
 shares or common stock outstanding                    18,114,038      13,072,683                7,391,275
Average common and equivalent shares
  outstanding/(1)/                                             --              --                       --
                                                     ------------     -----------      -------------------
                                                       18,114,038      13,072,683                7,391,275
                                                     ============     ===========      ===================

Net (loss) per common shares                         $      (0.99)    $     (0.54)     $             (0.18)
                                                     ============     ===========      ===================

-----------------
/(1)/ The difference between primary and fully diluted earnings per share is not material.


                                     11-1